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                                                                     EXHIBIT 4.3


THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                         SciClone Pharmaceuticals, Inc.

                          6% CONVERTIBLE NOTE DUE 2005

No. R-3                                                               $4,000,000

        SciClone Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of California (the "Company"), for value received, hereby promises to pay to UBS AG, London Branch, or registered assigns, the principal sum of Four Million Dollars ($4,000,000) on December 7, 2005 (the "Maturity Date") and to pay interest thereon, from November 7, 2000, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on June 7 and December 7 in each year, commencing June 7, 2001, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 20% per annum on any overdue principal and premium and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the date two business days immediately prior to the interest payment date. Payment of the principal of (and premium, if any, on) this Security shall be made upon the surrender of this Security to the Company, at its office at 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404, (or such other office within the United States as shall be notified by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America. Payment of interest on this Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than two business days immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Company security register.


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        1. Redemption; Payment at Maturity.

               (a) Subject to Section 3, this Security is not subject to redemption prior to its stated maturity.

               (b) At the option of the Company, the principal of this Security may be paid at stated maturity in cash or, subject to fulfillment by the Company of the conditions set forth in Section 1(c), by delivery of shares of Common Stock having a fair market value equal to the principal amount hereof and accrued and unpaid interest hereon, as described in Section 1(c). The Company agrees to give the holder of this Security notice of its intention to make payment in shares, by facsimile transmission confirmed in writing by overnight courier service, not less than ten Trading Days prior to the date such payment is due.

               (c) The Company may elect to make payment in respect of this Security at maturity by delivery of shares of Common Stock pursuant to Section 1(b) if and only if the following conditions have been satisfied:

                      (1) The shares of Common Stock delivered as such payment shall have a fair market value as of the Maturity Date of not less than the principal amount of this Security and accrued and unpaid interest thereon to the date of delivery. For purposes of this Section 1(c), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Maturity Date;

                      (2) The shares of Common Stock to be issued in payment of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement, dated as of October 26, 2000, between the Company and the Purchaser named therein (the "Registration Rights Agreement");

                      (3) If any shares of Common Stock to be issued in payment of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered in payment, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Maturity Date;

                      (4) The shares of Common Stock deliverable in payment hereof shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the Maturity Date;

                      (5) All shares of Common Stock deliverable in payment hereof shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                      (6) The Company shall have delivered to the holder, prior to the Maturity Date, an undertaking of the Company in the form attached as Annex A hereto.

        If all of the conditions set forth in this Section 1(c) are not satisfied in accordance with


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the terms thereof, the principal hereof and accrued and unpaid interest thereon shall be paid by the Company only in cash.

               (d) If the Company elects payment in shares pursuant to Section 1 and this Security is surrendered for payment in shares and is not so paid on the Maturity Date, the principal amount of this Security (and to the extent permitted by law, the accrued and unpaid interest thereon) shall, until paid, bear interest to the extent permitted by applicable law from the Maturity Date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until all amounts due in respect of this Security shall have been paid or duly provided for.

               (e) Any issuance of shares of Common Stock in payment hereof shall be deemed to have been effected immediately prior to the close of business on the Maturity Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such payment shall be deemed to have become on the Maturity Date the holder or holders of record of the shares represented thereby; provided, however, that if the stock transfer books of the Company shall be closed on the Maturity Date then the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to be the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to
Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon payment of this Security declared prior to the Maturity Date.

               (f) No fractions of shares shall be issued upon payment of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the payment of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 1(f) the current market price of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Maturity Date.

               (g) Any issuance and delivery of certificates for shares of Common Stock in payment of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

               (h) Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable pursuant to this Section 1 to any third party designated in writing by the holder.


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        2. Conversion. (a) The holder of this Security is entitled at any time on or after December 7, 2001 and before the close of business on December 7, 2005 (or, in case the holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof pursuant to Section 3 hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon repurchase) not after, the close of business on the Repurchase Date) to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the rate of 101.9025 shares of Common Stock for each $1,000 principal amount of Security (or at the then current adjusted rate if an adjustment has been made as provided below) (the "Conversion Rate") by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Notwithstanding the foregoing, unless the holder of this Security notifies the Company to the contrary, such holder shall be deemed for all purposes to have converted this Security, subject only to surrender of this Security against delivery of the Shares and cash issuable upon such conversion (which surrender may take place before or after the date of such deemed conversion, without affecting the availability thereof), immediately prior to the close of business on December 7, 2005, if the Closing Price of the Common Stock on the immediately preceding Trading Day exceeds 115% of the Conversion Price. Upon surrender of this Security for conversion, the holder will be entitled to receive the interest accruing on the principal amount of this Security then being converted and unpaid to such date of conversion. Subject to
Section 2(b) below, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the date of conversion, or, at its option, the Company shall round up to the next higher whole share.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable upon conversion of this Security to any third party designated in writing by the holder.

        Notwithstanding the foregoing, no holder of this Security that is subject to the restrictions of Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA") (a "BHCA Person") shall have the right to convert this Security if, after giving effect to such conversion, the BHCA Person and its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve System thereunder or such lower number as the relevant BHCA Person may have requested in writing to the Company. Any Security held by an assignee or transferee of a holder subject to the restriction on conversion in this paragraph shall continue to be subject to the same restriction on conversion unless such Security was assigned or transferred
(i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Securities convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a


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third party who acquires a majority of the Common Stock without regard to the conversion of any Security so transferred, or (iv) in any other manner permitted under the BHCA. The Company may rely on the representation of the relevant BHCA Person that a transfer has been made in a manner which permits conversion of such Security.

        The holder of this Security, by acceptance thereof, shall be deemed to have agreed to the foregoing restriction on transfers.

               (b) The Conversion Rate shall be subject to adjustments from time to time as follows:

                      (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or issuable upon the exercise or conversion of outstanding options, warrants or other securities but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                      (2) Subject to the last sentence of paragraph (7) of this
Section 2(b), in case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or issuable upon the exercise or conversion of outstanding options, warrants or other securities but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.


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                      (3) In case outstanding shares of Common Stock shall be
subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (4) Subject to the last sentence of paragraph (7) of this
Section 2(b), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this Section 2(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 2(b) and
(iv) any merger or consolidation to which Section 2(h) applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this Section 2(b).

                      (5) In case the Company shall, by dividend or otherwise, make a Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such Cash Distribution divided by (2) the number of shares of Common Stock outstanding on such Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph
(8) of this Section 2(b)) of the Common Stock on such Determination Date.

                      (6) In case the Company or any Subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by


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dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all shares validly tendered and not withdrawn as of the Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock as of such Determination Date.

                      (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2(h) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 2(b)). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through
(iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 2(b) not be deemed issued until the occurrence of the earliest Trigger Event.

                      (8) For the purpose of any computation under paragraphs
(2), (4), (5) or (6) of this Section 2(b), the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing seven Trading Days before the earlier of (i) the day in question and
(ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                      (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one-half of one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.


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                      (10) The Company may make such increases in the Conversion
Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 2(b), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

               (c) Whenever the Conversion Rate is adjusted as provided in
Section 2(b), the Company shall compute the adjusted Conversion Rate in accordance with Section 2(b) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security.

               (d) In case:

                      (1) the Company shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2(b); or

                      (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                      (3) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                      (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the


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proceedings described in clauses (1) through (5) of this Section 2(d).

               (e) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

               (f) Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

               (g) The Company agrees that all shares of Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

               (h) In case of any consolidation of the Company with any other person, any merger of the Company into another person or of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in
Section 2(a), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance,

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sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 2(h) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The above provisions of this
Section 2(h) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

               (i) The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act of 1933, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the shares of Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under such Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act, except pursuant to the Registration Rights Agreement between the Company and the initial holder of this Security); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

               (j) For purposes hereof:

               "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 2(h) applies or as part of a distribution referred to in paragraph (4) of Section 2(b).

               "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

               "Common Stock" means the Common Stock, no par value, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 2(h), shares issuable on conversion or repurchase of this Security, or in payment of this Security at maturity, shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Determination Date"means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

               "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the fair market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock over (ii) the current market price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

               "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

        3. Right to Require Repurchase. (a) In the event that a Change in Control (as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 15 Trading Days after the date on which the Company gives notice of such Change of Control to the holder of this Security, at a purchase price equal to the Repurchase Price. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3(b), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price as described in Section 3(b). The Company agrees to give the holder of this Security notice of any Change in Control, by facsimile transmission confirmed in writing by overnight courier service, promptly and in any event within two Trading Days of the occurrence thereof.

               (b) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 3(a), if and only if the following conditions have been satisfied:

                      (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this Section 3(b), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date;

                      (2) The shares of Common Stock to be issued upon repurchase of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement;

                      (3) If any shares of Common Stock to be issued upon repurchase of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Repurchase Date;

                      (4) The shares of Common Stock deliverable in payment of the Repurchase Price shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the Repurchase Date;

                      (5) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                      (6) The Company shall have delivered to the holder, prior to the Repurchase Date, an undertaking of the Company in the form attached as Annex A hereto.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable pursuant to this Section 3 to any third party designated by the holder.

        If all of the conditions set forth in this Section 3(b) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

               (c) To exercise a repurchase right, the holder shall deliver to the Company on or before the 10th day prior to the Repurchase Date, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Repurchase Date (or if the Company elects to pay the Repurchase Price by delivery of shares of Common Stock, until the close of business on the Trading Day immediately preceding the first delivery of Common Stock in respect thereof).

               (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash or shares of Common Stock, as provided above, on or prior to the Repurchase Date.

               (e) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

               (f) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

               (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of this Security declared prior to the Repurchase Date.

               (h) No fractions of shares shall be issued upon repurchase of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent.

               (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

                      (1) For purposes of this Section 3:

                      (2) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

                             (i) "Change in Control" shall be deemed to have
occurred at the time, after the original issuance of this Security, of:

                             (ii) the acquisition by any person of beneficial
ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 33"% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                             (iii) any consolidation or merger of the Company
with or into, any other person, any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and
(y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 66% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

CONFIDENTIAL TREATMENT - EDITED COPY

                      (3) the "current market price" of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

                      (4) "Repurchase Price" means the sum of

                                   [* * * *]

                      (5) "Stock Merger" means any merger or consolidation of the Company with or into another entity in which holders of Common Stock immediately prior to such transaction receive, in respect of such Common Stock, consideration not less than 80% of which by value consists of common equity securities listed on a U.S. national securities exchange or traded on the NASDAQ National Market System.

        4. Events of Default. (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                      (1) default in the payment of any interest upon this Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                      (2) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 2; or

                      (3) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 3(a); or

                      (4) default in the performance, or breach, of any material covenant or warranty of the Company herein (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4(a)) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                      (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                      (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                      (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

               (b) If an Event of Default (other than an Event of Default specified in Section 4(a)(6) or 4(a)(7)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 4(a)(6) or 4(a)(7) occurs and is continuing, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

               (c) The Company will give the holder of this Security notice, within two Trading Days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given by facsimile transmission confirmed in writing by overnight courier service.

        5. Consolidation, Merger, Etc. (a) The Company shall not consummate a consolidation with or merger into any other person or, directly or indirectly, the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to any person, and the Company shall not permit any person to consummate a consolidation with or merger into the Company or, directly or indirectly, the conveyance, transfer, sale or lease all or substantially all of its properties and assets to the Company, unless:

                      (1) in case the Company shall consolidate with or merge into another person or convey, transfer, sell or lease all or substantially all of its properties and assets to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holder of this Security in form reasonably satisfactory to the holder, the due and punctual payment of the principal of (and premium, if any) and interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including the conversion rights provided herein (which shall thereafter relate to common stock of such successor, on a basis reasonably designed to preserve the economic value to the holder of this Security of such conversion rights);

                      (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary of the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                      (3) the Company has delivered to the holder of this Security an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section in all material respects and that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects.

               (b) Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5(a), the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under this Security.

        6. Other. (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

               (b) The Company will give prompt written notice to the holder of Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Convertible Note Purchase Agreement, dated as of October 26, 2000, between the Company and the Purchaser named therein (the "Purchase Agreement"), provided that the holder of this Security, if not a party to the Purchase Agreement, may specify alternative notice instructions to the Company.

               (c) The transfer of this Security is registrable on the Security Register of the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

               (d) This Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated: December 7, 2000

                               SciClone Pharmaceuticals, Inc.


                               By:
                                   ---------------------------------------------
                                   Name:  Donald R. Sellers
                                   Title: President and Chief Executive Officer

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

        1. Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security repurchased by the Company.

        2. The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name: __________________; address: __________________; Social Security or
Other Taxpayer Identification Number, if any: ____________, an amount in cash or, at the Company's election, Common Stock valued as set forth in the Security, equal to the Repurchase Price, as provided herein.

                                        Dated:
                                               ---------------------------------

                                        ----------------------------------------
                                                       Signature


Number of shares of Common Stock owned by
the holder and its affiliates:                             _____________________

Principal amount to be repurchased (an
integral multiple of $1,000):                              _____________________

Remaining principal amount following such
repurchase (not less than $1,000):                         _____________________

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                CONVERSION NOTICE

        The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      ---------------------------     ----------------------------------------
                                                      Signature

If shares or Securities are to be registered in the name of a person other than the holder, please print such person's name and address:

---------------------------------------------
                     Name

---------------------------------------------
                    Address


---------------------------------------------
      Social Security or other Taxpayer
        Identification Number, if any


If only a portion of the Securities is to be converted, please indicate:


1.      Principal amount to be converted:       $
                                                  ------------------------------

2. Principal amount and denomination of Security representing unconverted principal amount to be issued:

Amount:                                         $
                                                  ------------------------------

Denominations:                                  $
                                                  ------------------------------
                       (any integral multiple of $1,000)

                                     Annex A

To: [name and address of holder]

SciClone Pharmaceuticals, Inc. (the "Company") is issuing this undertaking pursuant to Section [1(c)] [3(b)] of its 6% Coupon Convertible Note Due 2005 ("Notes"). The Company is delivering herewith _____________ shares of its Common Stock in payment of the [principal amount and accrued and unpaid interest thereon][Repurchase Price] in respect of $___________ principal amount of Notes [, which Repurchase Price equals $___________]. In consideration of your purchase of its Notes and acceptance of such shares, the Company undertakes to pay to you, promptly on demand, an amount in cash equal to the difference between such [principal amount and accrued and unpaid interest thereon][Repurchase Price] and the aggregate proceeds realized by you upon resale of such shares of Common Stock in the open market during the sixty days following the [Maturity Date of the Notes][the Repurchase Date]. Such payment should be made promptly upon demand, against surrender of any shares of Common Stock previously delivered to you pursuant to Section [1(c)][3(b)] and then remaining unsold. The Company acknowledges that the manner of such resale shall be in your absolute discretion, and that your determination of the amount of such proceeds should be controlling.

                                       SciClone Pharmaceuticals, Inc.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title: